Exhibit 99.1

MedQuist Agrees to Purchase Domestic Assets of Spheris

Stock and asset purchase agreement would provide Spheris’ customers with access to industry-leading technology platform and transcription services.

MT. LAUREL, NJ -- Feb. 3, 2010 - -- MedQuist Inc., a leading provider of medical transcription software and services, today announced that it has agreed to purchase the domestic business of Spheris Inc., a global provider of clinical documentation technology and services that recently filed for Chapter 11 bankruptcy protection.  The proposed transaction will take place pursuant to Section 363 of the United States Bankruptcy Code and will be governed by a court-directed bidding process, subject to applicable regulatory, company, and court approvals.  MedQuist has entered into a “stalking horse” purchase agreement with Spheris Inc. for the company’s domestic business, subject to court approval.  As part of the transaction, CBay Inc., MedQuist’s majority owner, will acquire the stock of Spheris India Private Limited, a subsidiary of Spheris.

The transaction is expected to allow Spheris’ customers to benefit from an industry-leading healthcare information management platform (DocQment Enterprise Platform), which serves as the foundation for MedQuist’s transcription service offerings and includes workflow management, core measures reporting, structured documentation, data analytics, and key customer reporting.  In addition, Spheris’ customers will be able to leverage all MedQuist solutions including SpeechQ real-time interactive speech recognition for radiology and general medicine, DocQvoice for capturing dictation, and computer-assisted coding and abstracting.  This blend of solutions drives document quality and accuracy and advances the adoption of electronic health records -- resulting in improved patient care and higher levels of efficiency.

“MedQuist is a natural partner for Spheris,” commented Peter Masanotti, MedQuist CEO. “We share a common belief that superior quality in clinical documentation is an essential component of efficient healthcare operations and quality medical outcomes. Spheris’ customers can look forward to capitalizing on MedQuist’s extensive suite of services and technologies, along with the strength of our combined experience, knowledge, and culture of best-in-class service.”

If the purchase agreement is approved and the conditions therein satisfied, it is expected that the transaction will be completed in the first half of 2010.

Approximately 69.5% of MedQuist’s outstanding common stock is held by CBay Inc., a  wholly owned subsidiary of CBaySystems Holdings, Ltd. (AIM: CBAY), a holding company with investments in medical transcription, healthcare technology and healthcare financial services.  CBaySystems Holdings Ltd.’s portfolio includes businesses providing medical transcription, healthcare technology, and healthcare financial services including MedQuist Inc., CBay Systems & Services Inc., CBay Systems (India) Private Ltd, and Mirrus Systems.

About MedQuist

MedQuist (Nasdaq: MEDQ) is a leading provider of medical transcription services, and a leader in technology-enabled clinical documentation workflow. MedQuist's enterprise solutions -- including mobile voice capture devices, speech recognition, Web-based workflow platforms, and global network of medical editors -- help healthcare facilities improve patient care, increase physician satisfaction, and lower operational costs.   For more information, please visit www.medquist.com

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements include, without limitation, statements regarding the effects or benefits of the transaction, and any other statements that are not historical facts. These risks and uncertainties include the ability of MedQuist to achieve the benefits currently expected from the proposed transaction and the timing, receipt of approvals and satisfaction of conditions for the transaction. Other risks and uncertainties, which are more fully described in documents filed by MedQuist with the Securities and Exchange Commission, including Annual Reports on Form 10-K, could cause actual results to differ from those contained in the forward-looking statements.